Exhibit 99.2

CONTACT INFORMATION

Investor Relations
Contact:	Mary Kay Ladone, Vice President, Investor Relations
Phone:	312-819-9387
Email:	MaryKay.Ladone@hill-rom.com

Media Relations

For Hill-Rom Holdings, Inc.
Contact:	Howard Karesh, Vice President, Corporate Communications
Phone:	312-819-7268
Email:	Howard.Karesh@hill-rom.com

For Mortara Instrument, Inc.
Contact:	James H. Madlom, Mueller Communications, LLC
Phone:	414-390-5500
Email:	jmadlom@muellercommunications.com

HILL-ROM TO ACQUIRE MORTARA INSTRUMENT, INC.,
A LEADER IN DIAGNOSTIC CARDIOLOGY AND PATIENT MONITORING TECHNOLOGY

Combination Strengthens Focus on Diagnostic Cardiology and Patient Monitoring
Across the Continuum of Care

Transaction Expected to be Immediately Accretive to 2017 Adjusted EPS

CHICAGO and MILWAUKEE, Jan. 10, 2017 – Hill-Rom Holdings, Inc. (“Hill-Rom”) (NYSE: HRC), today announced that it has signed a definitive agreement to acquire Mortara Instrument, Inc. (“Mortara”), a privately held leader in diagnostic cardiology and patient monitoring solutions, technologies and devices, for $330 million in cash. Hill-Rom anticipates the structure of the acquisition will allow the company to qualify for a significant tax benefit, which at a net present value of approximately $40 million reduces the effective purchase price to approximately $290 million.

“Our growing Welch Allyn franchise will be immediately strengthened by the addition of Mortara Instrument’s experienced team, breadth of diagnostic cardiology and patient monitoring offerings and best-in-class ability to integrate with electronic medical record (EMR) systems,” said Hill-Rom President and CEO John J. Greisch. “With Mortara, we will expand our diagnostic cardiology franchise in the acute care, clinical research and primary care settings, where we will use our global commercial presence to accelerate growth of the Mortara business. This transaction is aligned with our strategy to expand in our clinical focus areas, in this case patient diagnostics and monitoring, through the addition of complementary innovative solutions and enhanced customer offerings to deliver value for shareholders.”

Mortara’s innovative portfolio of diagnostic cardiology devices is designed to serve the full continuum of clinical care, from acute care to primary care and clinical research organizations. Mortara’s comprehensive range of products, operating under three trusted brands – Mortara, Quinton® and Burdick® – including resting electrocardiography (ECG), cardiac stress exercise, Holter monitoring, ambulatory blood pressure monitoring, and cardiac and pulmonary rehabilitation and multi-parameter patient monitoring – are differentiated by industry-leading diagnostic algorithms, EMR connectivity and enhanced security features. Based in Milwaukee with offices in Australia, Italy, Germany, the Netherlands and the United Kingdom, Mortara has more than 400 employees globally and generated approximately $115 million in revenue in 2016.

Mortara Instrument CEO Dr. Justin Mortara intends to join Hill-Rom and continue in his leadership capacity at Mortara Instrument. He will report to Hill-Rom Front Line Care President Alton Shader, ensuring Mortara Instrument’s strong leadership and innovation culture continue and thrive as part of Hill-Rom.

“By combining with Hill-Rom, Mortara Instrument will have greater opportunities to grow as part of a global leader with strong brand equity and unparalleled care setting expertise,” said Dr. Mortara. “Hill-Rom and Mortara Instrument share similar patient-centric cultures, and I am confident that this combination will benefit our valued employees and customers. I look forward to working with the entire Hill-Rom team as we enter our next phase of success.”

Mr. Greisch continued, “We look forward to welcoming the talented employees of Mortara to the Hill-Rom team. With our shared mission, global reach and complementary products, we anticipate a successful integration and rapid commercialization of new products. Together, we will offer our customers around the globe a broader range of diagnostic technologies to further our mission of improving outcomes for patients and their caregivers.”

Benefits of the Transaction

•
Expands Diagnostic Cardiology Franchise with New Offerings: The transaction brings together Welch Allyn’s primary-care diagnostic cardiology offering with Mortara Instrument’s strength in acute care, underpinned by more than three decades of focused research and innovation in electrocardiography. Cardiovascular disease is the number one cause of death worldwide.[1] Mortara Instrument’s diagnostic cardiology products are used in the non-invasive diagnosis of cardiovascular disease, with the significant ability to further penetrate this nearly $1 billion global business. With the addition of Mortara’s capabilities, Hill-Rom will meaningfully enhance its presence in cardiac technology.

•
Complements and Enhances Presence in Vital Signs Monitoring: In addition to diagnostic cardiology, Mortara Instrument enhances Hill-Rom’s expertise in the $5 billion global patient monitoring market, and is an excellent complement to Hill-Rom’s growing Welch Allyn business. With Mortara, Hill-Rom will offer a more comprehensive suite of continuous vital signs monitoring parameters to better serve patients across the current continuum of care along with new care settings on a worldwide basis.

___________________________

1 World Health Organization, http://www.who.int/mediacentre/factsheets/fs317/en/

•
Deepens Connectivity Relationships and Leverages Hill-Rom’s Global Scale: Mortara’s deep relationships with leading global EMR providers offers Hill-Rom opportunities for improved revenue growth and increased profitability through the expansion of Welch Allyn’s patient monitoring and diagnostic cardiology business. Hill-Rom also expects to use its channel presence, service network and extensive commercial capabilities to accelerate growth in Mortara’s existing product portfolio.

•	Strengthens R&D Team: Mortara’s R&D professionals will add deep domain expertise with respect to ECG, software and diagnostic algorithms to Hill-Rom’s strong global R&D team.

•
Compelling Financial Benefits: Hill-Rom’s acquisition of Mortara is expected to accelerate Hill-Rom’s revenue growth and be accretive to both gross and operating margins. Excluding special items, the transaction is expected to be modestly accretive to Hill-Rom’s fiscal 2017 adjusted earnings per share. The company plans to realize annual operational synergies of at least $10 million, and expects the transaction to support its margin expansion objectives and drive greater accretion to adjusted earnings per diluted share beyond 2017.  The company will update its fiscal 2017 financial guidance after the transaction closes.

Consideration and Approvals

Hill-Rom intends to finance the transaction through a combination of cash on hand and borrowings under existing credit facilities. The transaction is expected to close in Hill-Rom’s fiscal second quarter of 2017, subject to customary closing conditions.

Hill-Rom has posted a presentation regarding this transaction on the Investor Relations section of the Hill-Rom website.

Discussion of Adjusted Financial Measures

Hill-Rom Holdings, Inc. routinely provides gross margin, operating margin and earnings per share results and guidance on an adjusted basis because the company's management believes these measures contribute to an understanding of our financial performance and provide additional analytical tools to understand our results from core operations and reveal underlying trends. These measures exclude strategic developments, acquisition and integration costs, special charges or other unusual events. The company also excludes expenses associated with the amortization of intangible assets associated with prior business acquisitions. These adjustments are made to allow investors to evaluate and understand operating trends excluding the non-cash impact of acquired intangible amortization on operating income and earnings per share.

Management uses these measures internally for planning, forecasting and evaluating the performance of the business. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

Management does not include adjusted items in forward looking measures because some of these items can be highly variable and cannot be reasonably predicted. As such, prospective quantification of such items is not feasible and a reconciliation of non-GAAP earnings per share guidance to GAAP earnings per share has not been provided.

About Hill-Rom Holdings, Inc.
Hill-Rom is a leading global medical technology company with more than 10,000 employees worldwide. We partner with health care providers in more than 100 countries by focusing on patient care solutions that improve clinical and economic outcomes in five core areas: Advancing Mobility, Wound Care and Prevention, Patient Monitoring and Diagnostics, Surgical Safety and Efficiency and Respiratory Health. Around the world, Hill-Rom's people, products, and programs work towards one mission: Every day, around the world, we enhance outcomes for patients and their caregivers. Visit www.hill-rom.com for more information.

About Mortara Instrument, Inc.
Mortara Instrument, Inc., designs, develops and manufactures diagnostic cardiology and patient monitoring solutions that serve clinicians and improve patient outcomes, worldwide. The company’s innovative technology is simple, integrated, and designed to anticipate needs across healthcare settings, saving critical time and reducing human error. Mortara’s comprehensive range of products includes resting ECG, cardiac stress exercise, Holter monitoring, cardiac and pulmonary rehabilitation, and ambulatory blood pressure and multi-parameter patient monitoring. Each and every Mortara product is “Built with Pride in Milwaukee” in order to consistently deliver the quality for which it is known. Mortara ships its products globally to over 100 countries, reaching some of the world’s most underserved nations such as Nepal and Bangladesh. To learn more about Mortara’s growing product portfolio visit www.Mortara.com.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included herein that are not historical facts are forward-looking statements, including without limitation statements regarding the ability of Hill-Rom to achieve tax benefits associated with the acquisition of Mortara, the ability to expand our diagnostic cardiology franchise and expand the Welch Allyn business, the ability to retain key employees of Mortara, the achievement of projected financial synergies, the possibility that the closing of the transaction may be delayed, the ability to achieve any other anticipated benefits of the acquisition, and all other statements concerning future strategy, plans, objectives, projections, expectations and intentions. Such forward-looking statements involve a number of risks and uncertainties, and are subject to change at any time. In the event such risks or uncertainties materialize, Hill-Rom’s results could be materially adversely affected. For a more in depth discussion of factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the company's previously filed most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Hill-Rom assumes no obligation to update or revise any forward-looking statements.

# # #